UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London, United Kingdom N12 9RY
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 15, 2005, Xfone, Inc. announced by press release the completion of the acquisition of WS Telecom, Inc. The acquisition was completed on March 10, 2005. A copy of the press release is attached hereto as Ex. 99.1 and incorporated herein by reference. As previously disclosed on Form 8-K filed June 1, 2004, on May 28, 2004 Xfone, Inc. entered into an Agreement and Plan of Merger (the “Agreement”) to acquire WS Telecom, Inc., a Mississippi corporation, through the statutory merger of WS Telecom, Inc. with and into the Xfone, Inc.‘s wholly owned subsidiary Xfone USA, Inc. The acquisition of WS Telecom, Inc. included its wholly owned subsidiaries eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. Pursuant to the Agreement which was previously disclosed as an exhibit to the Form 8-K dated June 1, 2004, as consideration for surrendering their shares, shareholders of WS Telecom, Inc. received a combination of stock of Xfone, Inc. valued in the aggregate at $2,200,000.00 and warrants of Xfone, Inc. valued in the aggregate at $1,300,000.00.

Item 8.01. Other Events.

On March 15, 2005, Xfone, Inc. announced by press release the completion of the acquisition of WS Telecom, Inc. The acquisition became effective March 10, 2005. A copy of the press release is attached hereto as Ex. 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) are attached hereto as Ex. 99.2. As previously disclosed in the initial report, these financial statements are being filed by amendment in accordance with Item 9.01(a)(4).

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is attached hereto as Ex. 99.3.

(c) Exhibits.

99.1 Press Release issued by Xfone, Inc. dated March 15, 2005 headed “XFONE USA Completes Merger with Jackson, Mississippi-Based Telecommunications Company.”

99.2 Financial Statements of Businesses Acquired.

99.3 Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2005	Xfone, Inc. /s/ Guy Nissenson By: Guy Nissenson President and Chief Executive Officer